PROMISSORY NOTE

                                    06-23-94
                                   -----------
                                     (Date)

            7421 Orangewood Avenue, Garden Grove, Orange County, CA
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                              (Address of Maker)

FOR VALUE RECEIVED, Optical Corporation of America dba OCA Applied Optics ("Maker") promises, jointly and severally, if more than one, to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a "Payee") at its office located at 7700 Irvine Center Drive Suite 400, Irvine, CA 92718 or at such other place as Payee or the holder hereof may designate, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars
($1,500,000.00), with interest thereon, from the date hereof through and including the dates of payment, at the floating per annum simple interest rate ("Contract Rate") calculated as hereinafter set forth. The Contract Rate shall be adjusted once each calendar month, and such adjustment shall be effective during the adjustnent period ("Adjustment Period") as hereinafter defined. Each Adjustment Period shall commence at the close of business on the fifteenth day of a calendar month and shall continue through the same day of the next succeeding calendar month. The Contract Rate for each Adjustment Period shall be equal to the sum of (i) Three and Sixty-Six Hundreths percent (3.66%) per annum plus (ii) a variable per annum interest rate which shall be equal to the rate listed for "l-Month" Commercial Paper under the column indicating an average rate as stated in the Federal Reserve Statistical Release H.15 (519) for the second calendar month ("Current CPR") preceding the calendar month in which the Adjustment Period commences. If, for any reason whatsoever, the Federal Reserve Statistical Release H.13 (519) is no longer published, the Current CPR shall be equal to the latest Commercial Paper Rate for high grade unsecured notes of 30 days maturity sold through dealer by major corporations in multiples of $1,000, as indicated in the "Money Rates" column of the Wall Street Journal, Eastern Edition, published on the first Business Day of the calendar month preceding the month in which the interest payment being adjusted shall be due and payable.

Subject to the other provisions hereof, the principal on this Note is payable in lawful money of the United States in Fifty-Nine (59) consecutive monthly installments of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) each ("Periodic Installment") and a final installment which shall be in the amount of the total outstanding unpaid principal. The first Periodic Installment shall be due and payable on 7-15-94 and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding period (each, a "Payment Date"). In addition to the payments of principal provided above, interest at the Contract Rate shall be payable on the Payment Date. All payments shall be applied first to interest and then to principal. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 365 day year (366 day leap year).

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which being hereinafter called a "Security Agreement").

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after the applicable due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all interest thereon and any other sum payable under this Note or the Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent {18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:

Prior to the first annual anniversary date of this Note: three percent (3%) Thereafter and prior to the second annual
     anniversary date of this Note:                         two percent     (2%)
Thereafter and prior to the third annual
     anniversary date of this Note:                         one percent     (1%)
Thereafter and prior to the fourth annual
     anniversary date of this Note:                         zero percent    (0%)
Thereafter and prior to the fifth annual
     anniversary date of this Note:                         zero percent    (0%)

         and zero percent (0%) thereafter, plus all other sums due hereunder or under any Security Agreement.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the

United States of America.

The Maker and a1l sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees. Maker and each Obligor agree that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.


                                           Optical Corporation of America
                                           dba OCA Applied Optics

/s/ Pamela M. Owen                         By: /s/ Donald A. Johnson (L.S.)
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(Witness)                                  (Signature)

Pamela M. Owen                             Donald A. Johnson, Chairman
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(Print name)                               Print name (and title, if applicable)

32 Regalo Drive, Mission Viejo, CA         04-2868710
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(Address)                                  (Federal tax identification number)